SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 12, 2013

Commission File Number	Exact Name of Registrant as Specified in its Charter; State of Incorporation; Address of Principal Executive Offices; and Telephone Number	IRS Employer Identification Number
001-3034	XCEL ENERGY	41-0448030
(a Minnesota corporation)
414 Nicollet Mall
Minneapolis, Minnesota 55401
(612) 330-5500

001-31387	NORTHERN STATES POWER COMPANY	41-1967505
(a Minnesota corporation)
414 Nicollet Mall
Minneapolis, Minnesota 55401
(612) 330-5500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

In November 2012, Northern States Power Company (NSP-Minnesota), a Minnesota corporation, and a wholly owned subsidiary of Xcel Energy Inc., filed a request with the Minnesota Public Utilities Commission (MPUC) for an increase in annual revenues of approximately $285 million, or 10.7 percent.  The rate filing is based on a 2013 forecast test year, a requested return on equity (ROE) of 10.6 percent, an average electric rate base of approximately $6.3 billion and an equity ratio of 52.56 percent.  In January 2013, interim rates of approximately $251 million became effective, subject to refund.

On Feb. 28, 2013, intervening parties filed direct testimony proposing modifications to NSP-Minnesota’s rate request.  The Minnesota Department of Commerce (DOC) recommended an increase of approximately $93.6 million, based on a recommended ROE of 10.24 percent and an equity ratio of 52.56 percent.  Seven other intervenors filed testimony recommending various adjustments, some similar to the DOC, but no other party made a comprehensive analysis of all rate case elements.  See the summary of DOC recommendations below.

On March 25, 2013, NSP-Minnesota filed rebuttal testimony and revised the requested annual revenue increase to approximately $219.7 million, or 8.23 percent, based on an ROE of 10.6 percent, a rate base of approximately $6.3 billion and an equity ratio of 52.56 percent.  The updated request reflects alternate proposals in several key areas including deferral and removal of certain costs related to Sherco 3 and to Monticello, as well as removal of costs for cancellation of the Prairie Island Extended Power Uprate (EPU) project.  Additional adjustments were made for compensation and benefits, amortization of pension market losses and Black Dog remediation costs.  Updated request also reflects more recent information on property taxes and sales forecast, as well as data corrections to the original filing.

On April 12, 2013, intervenors filed surrebuttal testimony, including the DOC, Office of Attorney General (OAG), Minnesota Chamber (MCC), Xcel Large Industrials (XLI), Commercial Group, Industrial, Commercial and Institutional Customers, and Energy Cents Coalition.  The DOC recommended a revenue increase of $89.6 million, based on a 9.83 percent ROE, an average electric rate base of approximately $6.1 billion, and an equity ratio of 52.56 percent.  The following table summarizes the DOC’s recommendations from NSP-Minnesota’s original request:

	DOC Direct Testimony	DOC Surrebuttal Testimony
(Millions of Dollars)	February 2013	April 2013
NSP-Minnesota's original request	$285	$285
ROE	(20)	(44)
Sherco Unit 3	(39)	(44)
Reduced recovery for the nuclear plants	(9)	(5)
Elimination of certain incentive compensation	(25)	(20)
Increase to the sales forecast	(24)	(26)
Reduced recovery of pension	(25)	(25)
Employee benefits	(11)	(6)
Other, net	(38)	(25)
DOC recommendation	$94	$90

Among other things, the OAG recommends no recovery for the Prairie Island EPU project, stating it should have been written off in 2012 when cancellation was approved by the MPUC on Dec. 20, 2012.  The DOC is also not supportive of recovery of the Prairie Island EPU cancelled plant costs, but identifies requirements for the next case if deferral is allowed.  The OAG suggests pension recovery in rates exceeds benefit payout because of changes made to benefit plans and recommends correction for an alleged over-collection of funds to pay for future benefits which may never be paid out.  The OAG supports the DOC in adjustments to recovery of annual incentive compensation and does not find NSP-Minnesota’s Sherco 3 proposal warranted.

Other intervenors maintained their primary positions with various adjustments and recommendations for class responsibility and rate design. XLI and MCC opposed recovery of Sherco 3 costs and Monticello EPU costs.

Also, on April 12, 2013, NSP-Minnesota filed testimony addressing:

•	Status of the Sherco 3 generating unit and its expected return to service around the end of September 2013;
•
Loss of the wholesale customers of Northern States Power Company – Wisconsin, with the primary impact to Minnesota retail customers of no longer receiving the credit from billings to NSP-Wisconsin, which contributed to recovery of NSP System costs;

•	Interim rate refund interest rates that should be applicable to the short time period over which the Company has access to interim rate revenues; and
•	Several rate design matters involving class revenue apportionment and timing of a final class cost of service study.

Next steps in the procedural schedule are as follows:

•	Evidentiary Hearing – April 18-24, 2013
•	Initial Brief – May 15, 2013
•	Reply Brief and Findings of Fact – May 30, 2013
•	Administrative Law Judge Report – July 3, 2013
•	MPUC Order – Anticipated by September 2013

Xcel Energy reaffirms 2013 earnings guidance of $1.85 to $1.95 per share.  This guidance range is based on several key assumptions, including constructive outcomes in all rate case and regulatory proceedings.

Except for the historical statements contained in this 8-K, the matters discussed herein, including our 2013 earnings per share guidance and assumptions and the expected impact of rate cases, are forward-looking statements that are subject to certain risks, uncertainties and assumptions.  Such forward-looking statements are intended to be identified in this document by the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “objective,” “outlook,” “plan,” “project,” “possible,” “potential,” “should” and similar expressions.  Actual results may vary materially.  Forward-looking statements speak only as of the date they are made, and we do not undertake any obligation to update them to reflect changes that occur after that date. Factors that could cause actual results to differ materially include, but are not limited to: general economic conditions, including inflation rates, monetary fluctuations and their impact on capital expenditures and the ability of Xcel Energy Inc. and its subsidiaries (collectively, Xcel Energy) to obtain financing on favorable terms; business conditions in the energy industry; including the risk of a slow down in the U.S. economy or delay in growth recovery; trade, fiscal, taxation and environmental policies in areas where Xcel Energy Inc. and NSP-Minnesota have a financial interest; customer business conditions; actions of credit rating agencies; competitive factors including the extent and timing of the entry of additional competition in the markets served by Xcel Energy Inc. and its subsidiaries; unusual weather; effects of geopolitical events, including war and acts of terrorism; state, federal and foreign legislative and regulatory initiatives that affect cost and investment recovery, have an impact on rates or have an impact on asset operation or ownership or impose environmental compliance conditions; structures that affect the speed and degree to which competition enters the electric and natural gas markets; costs and other effects of legal and administrative proceedings, settlements, investigations and claims; actions by regulatory bodies impacting our nuclear operations, including those affecting costs, operations or the approval of requests pending before the NRC; financial or regulatory accounting policies imposed by regulatory bodies; availability of cost of capital; employee work force factors; and the other risk factors listed from time to time by Xcel Energy Inc. and NSP-Minnesota in reports filed with the Securities and Exchange Commission, including Risk Factors in Item 1A and Exhibit 99.01 of Xcel Energy Inc.’s and NSP-Minnesota’s Annual Reports on Form 10-K for the year ended Dec. 31, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 15, 2013	Xcel Energy Inc. (a Minnesota corporation)
Northern States Power Company (a Minnesota corporation)

/s/ TERESA S. MADDEN
Teresa S. Madden
Senior Vice President and Chief Financial Officer